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                                                                   EXHIBIT 99.01

NEW CENTURY
ENERGIES

PUBLIC SERVICE                                                      P.O. Box 840
COMPANY OF COLORADO(TM)                             Denver, Colorado  80201-0840

SOUTHWESTERN
PUBLIC SERVICE COMPANY(TM)

CHEYENNE LIGHT
FUEL & POWER(TM)

                                                              September 24, 1998

Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota  55401

Gentlemen:

         Each of New Century Energies, Inc., a Delaware corporation ("NCE"), and Northern States Power Company, a Minnesota corporation ("NSP"), may furnish certain confidential non-public information to the other party hereto in order to assist such other party in making an evaluation of a possible strategic business transaction (a "Proposed Transaction") involving NCE and NSP.

         Each party hereto, in consideration of the other party's agreement to furnish information to it (each party furnishing such information shall be hereinafter referred to, with respect to such information, as the "Disclosing Party" and each party receiving such information shall be hereinafter referred to, with respect to such information, as the "Receiving Party"), agrees, as set forth below, to treat any information so provided in connection with a Proposed Transaction, whether written or oral or otherwise recorded, whether provided before or after the date of this Confidentiality and Standstill Agreement (the "Agreement"), whether specifically identified as "confidential," or whether prepared by a Disclosing Party or its agents or advisors or otherwise, that is furnished to a Receiving Party by or on behalf of a Disclosing Party (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this Agreement and to take or abstain from taking certain other actions herein set forth.

         The term "Evaluation Material" shall also include all analyses, compilations, forecasts, studies or other material prepared by a Receiving Party or an affiliate (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of a Receiving Party or by any of the Receiving Party's, or its affiliate's, directors, officers, employees, agents, advisors or other representatives (collectively, the "Representatives") containing, based on or reflecting any confidential non-public information furnished by a Disclosing Party or any of its Representatives. The term "Evaluation Material" shall not include information which (i) is or becomes generally available to the public, other than as a result of a disclosure by a Receiving Party or any of its Representatives in violation of this Agreement, or


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(ii) is already or becomes available to a Receiving Party from a source other than the Disclosing Party or its Representatives, provided that such source is not known by such Receiving Party to be in breach of a confidentiality agreement with or other contractual, legal or fiduciary obligation to the Disclosing Party or a third party.

         Each Receiving Party hereby agrees, and agrees to cause each of its Representatives, to use the Evaluation Material solely for the purpose of evaluating a Proposed Transaction, to keep such information confidential, to treat it with the same degree of care it uses in protecting its own confidential and proprietary data, not to use it in any way detrimental to the Disclosing Party and not to disclose it, directly or indirectly, in any manner whatsoever; provided, however, that (i) any of such information may be disclosed by a Receiving Party to those of its Representatives who need to know such information for the purpose of evaluating a Proposed Transaction (it being understood that such Representatives shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially), (ii) any disclosure of such information may be made if a Disclosing Party consents in writing, and (iii) any disclosure of such information may be made as otherwise required by law in the written opinion of counsel to the Receiving Party (including, without limitation pursuant to any federal or state securities laws or pursuant to any legal, regulatory or legislative proceeding) or as contemplated by the following sentence (the "Legal Exception"). In the event that a Receiving Party or any of its Representatives receives a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena, order, civil investigative demand or similar process or other written request issued by a court of competent jurisdiction or by a federal, state or local, foreign or domestic, governmental or regulatory body or agency, such Receiving Party agrees to the extent practicable to (A) promptly notify the Disclosing Party of the existence, terms and circumstances surrounding such request, (B) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such request, and (C) only disclose the information requested after complying with clauses (A) and (B) and exercising reasonable effort (if so requested by the Disclosing Party and at the Disclosing Party's sole expense) to obtain, to the extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such portion of any disclosed information as the Disclosing Party may designate.

         Each Receiving Party hereby assumes responsibility for any failure by any of its Representatives or former Representatives to comply with the terms of the immediately preceding paragraph. Each Receiving Party hereby acknowledges that it is aware, and that it will advise its Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. In addition, except (i) with the prior written consent of the other party hereto or (ii) as required or permitted under the Legal Exception, each party hereto will not, and will cause its Representatives not to, disclose to any


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person either (A) the existence of this Agreement or that the Evaluation
Material has been made available to it, or (B) in the event that the parties hereto engage in discussions or negotiations with each other or their Representatives, the fact that discussions or negotiations are taking place concerning a Proposed Transaction or any of the terms, conditions or other facts with respect to any such Proposed Transaction, including the status thereof.

         If and to the extent it is, in the written opinion of counsel to a Receiving Party, necessary or advisable in litigation to support or defend actions taken by such Receiving Party which are being reviewed or challenged in such proceedings, such Receiving Party may disclose in such proceedings the matters described in clause (A) or (B) in the preceding paragraph and its analyses, compilations, forecasts, studies and other materials relating to a Proposed Transaction that were prepared by such Receiving Party and its Representatives. Each Receiving Party agrees to give the Disclosing Party advance notice of any such disclosures to the extent practicable under the circumstances.

         In consideration of being furnished the Evaluation Material and in view of the fact that the Evaluation Material consists of confidential and non-public information, each party hereto agrees that, for the period set forth in the last sentence of this paragraph, it shall not, and agrees to cause its affiliates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), not to, directly or indirectly without the prior written consent of the Board of Directors of the other party hereto (i) in any manner acquire, agree to acquire or make any proposal to acquire any securities or property of such other party or any of its subsidiaries, (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxy" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of such other party or any of its subsidiaries, (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of such other party or any of its subsidiaries, (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of such other party, (v) disclose any intention, plan or arrangement inconsistent with the foregoing, or (vi) advise, assist or encourage any other persons in connection with any of the foregoing. Each party hereto also agrees, for the period set forth in the last sentence of this paragraph, not to, and agrees to cause its affiliates not to, (a) request the other party hereto or any of its Representatives, directly or indirectly, that it be released from any provision of this paragraph (including this sentence) or (b) take any action which might require such other party to make a public announcement regarding the possibility of a business combination or merger. If at any time during the period set forth in the last sentence of this paragraph either party is approached by any third party concerning such party's or the third party's participation in any of the activities described in clauses (i), (ii), (iii) or (iv) above such party shall promptly inform the other party of the nature of such contact and the parties thereto. The agreements set forth in this paragraph shall terminate on the close of business on the date that is two years from the date hereof.


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         Although each Disclosing Party has endeavored to include in the
Evaluation Material information known to it which it believes to be relevant for the purpose of the Receiving Party's investigation, each Receiving Party understands that neither the Disclosing Party nor any of its Representatives has made or makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. Each Receiving Party agrees that neither the Disclosing Party nor any of its Representatives shall have any liability to the Receiving Party or any of its Representatives resulting from the use of the Evaluation Material.

         Each Receiving Party agrees to redeliver promptly to the Disclosing Party upon request (and in no event later than five business days after such request) all written or otherwise tangible Evaluation Material provided to it or its Representatives by the Disclosing Party or its Representatives and not to retain any copies, extracts or other reproductions, in whole or in part, of such written or otherwise tangible material. All other Evaluation Material and documents, memoranda, notes, other writings and otherwise tangible materials whatsoever prepared by a Receiving Party or its Representatives based, in whole or in part, on the information in the Evaluation Material which were not provided to the Receiving Party or its Representatives shall be destroyed, and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of than Receiving Party who shall have supervised such destruction; provided that counsel to a Receiving Party may, if requested by such Receiving Party, retain one copy of any documents, memoranda, notes, other writings and otherwise tangible material prepared by such Receiving Party or its Representatives, in whole or in part, based upon the Evaluation Material (and such Receiving Party shall notify the Disclosing Party of its retention of any such materials solely for archive purposes); and provided, further, that any such materials so retained shall be held subject to the terms of this Agreement as if there were no time limits.

         Each party hereto acknowledges and agrees that money damages would not be a sufficient remedy for any breach by it of this Agreement, that the other party hereto shall be entitled to equitable relief (including, without limitation, injunction and specific performance) as a remedy for any such breach or threatened breach and that it shall not oppose the granting of any such relief to such other party. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available to a party hereto for all damages, costs and expenses (including reasonable attorneys' fees) incurred by it in this regard.

         The Receiving Party shall indemnify the Disclosing Party against any and all damages, claims, losses, costs, liabilities and expenses (including reasonable fees and disbursements of counsel during investigation prior to initiation of litigation and at trial or appellate proceedings if litigation ensues), resulting from or arising out of any breach of this Agreement by the Receiving Party.

         Each party hereto agrees that, unless and until a definitive agreement with respect to any transaction referred to in the first paragraph of this Agreement has been executed and delivered, neither it nor the other party hereto will be under any legal obligation of any kind whatsoever


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with respect to such a transaction by virtue of this Agreement or any written or oral expression with respect to such a transaction by any of its Representatives except, in the case of this Agreement, for the matter specifically agreed to herein.

         This Agreement may be modified, waived or released only by a separate writing by the parties hereto expressly so modifying, waiving or releasing this Agreement. Each party hereto acknowledges and agrees that no failure or delay by the other party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any right, power or privilege hereunder.

         This Agreement shall be binding upon the respective successors in interest of the parties and shall inure to the benefit of, and be enforceable by, the respective successors in interest of the parties hereto. This Agreement may not be assigned, in whole or in part, by either party.

         Any notice, request, demand, or other communication required or permitted to be made under this Agreement shall be in writing and shall be delivered personally or shall be sent by facsimile transmission. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (and confirmed to have been received) to the address set forth below (or to any other address subsequently furnished in writing by any party hereto, as the case may be), in accordance with this paragraph:

    if to NCE, to:          New Century Energies, Inc.
                                     Attn: Mr. Doyle Bunch
                                           Senior Vice President,
                                           Corporate Planning and Development
                                     1225 17th Street, Plaza, Suite 900
                                     Denver, Colorado 80202-5533
                                     Fax: 303-294-8815

    if to NSP, to:          Northern States Power Company
                                     Attn: Mr. Edward J. McIntyre
                                           Vice President and
                                           Chief Financial Officer
                                     414 Nicollet Mall
                                     Minneapolis, Minnesota 55401
                                     Fax: (612) 330-7558

         If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the



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effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute the same agreement.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made, executed, delivered and performed wholly within the State of New York without regard to the conflicts of laws principle thereof. Both parties agree that jurisdiction and venue of any action initially commenced by such party pursuant to this Agreement to enforce the provisions hereof shall properly lie in the court(s) of the State of New York or the courts of the United States having jurisdiction in New York County, New York.

                                  Very truly yours,

                                  NEW CENTURY ENERGIES, INC.


                                  By:  /s/ Richard C. Kelly
                                       ---------------------------------------
                                  Name:     Richard C. Kelly
                                  Title:    Executive Vice President and Chief
                                                 Financial Officer
Confirmed and Agreed to:

NORTHERN STATES POWER COMPANY

By:  /s/ E. J. McIntyre
     --------------------------
Name:     E.J. McIntyre
Title:    Vice President and Chief Financial Officer

Date:  September 24, 1998
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